Exhibit 5.1
[Letterhead of Indeglia & Carney]

E-Mail:                     greg@indegliacarney.com
January 16, 2014

Compliance & Risk Management Solutions, Inc.
49 Main Street
New Egypt, NJ 08533

Re: Compliance & Risk Management Solutions, Inc./Registration Statement on Form S-1

Ladies and Gentlemen:

We are special counsel to Compliance & Risk Management Solutions, Inc., a Delaware corporation (the “Company”). In connection with the preparation and filing of a Form S-1 Registration Statement (File Number 333-192647) (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), related to the registration under the Securities Act of an aggregate of 1,508,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) described in the Registration Statement, consisting of (i) up to 1,000,000 shares of Common Stock that will be issued by the Company (the “Company Shares”) and (ii) up to 508,000 shares of Common Stock (the “Selling Shareholder Shares”) that will be sold by certain selling shareholders of the Company (the “Selling Shareholders”), we have examined the originals or copies of corporate records, certificates of public officials and officers of the Company, and other instruments relating to the authorization and issuance of such shares of Common Stock as we have deemed relevant and necessary for the opinion hereinafter expressed.

On the basis of the foregoing, we are of the opinion that (i) the Company Shares to be issued and sold by the Company pursuant to the Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the prospectus constituting a part thereof, and in accordance with the resolutions adopted by the Company’s board of directors, will be validly issued, fully paid, and non-assessable and (ii) the Selling Shareholder Shares to be sold by the Selling Shareholders pursuant to the Registration Statement are validly issued, fully paid, and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectuses constituting a part thereof and any amendment thereto.

Very truly yours,

Indeglia &Carney

/s/ Indeglia & Carney

1299 Ocean Avenue | Suite 450 | Santa Monica, CA 90401
Phone 310.982.2720 | Fax 310.458.8007
Email info@indegliacarney.com | www.indegliacarney.com